Exhibit 99.01

News Release Andrea Prochniak, Investors 212.756.4542 Andrea.Prochniak@alliancebernstein.com	Jonathan Freedman, Media 212.823.2687 Jonathan.Freedman@alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P. ANNOUNCES FOURTH QUARTER RESULTS
GAAP Diluted Net Income of $0.62 per Unit
Adjusted Diluted Net Income of $0.60 per Unit
Cash Distribution of $0.60 per Unit

New York, NY, February 12, 2014 – AllianceBernstein L.P. (“AllianceBernstein”) and AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) today reported financial and operating results for the quarter ended December 31, 2013.

“The fourth quarter of 2013 capped another year of progress for AllianceBernstein in executing our long-term growth strategy,” said Peter S. Kraus, Chairman and Chief Executive Officer. “We completed our purchase of the US concentrated growth equity manager W.P. Stewart and just reached an agreement to acquire CPH Capital, a Danish global core equity manager. We also added $3 billion in diverse new business mandates to our Institutional pipeline, and expanded our adjusted operating margin for the sixth straight quarter.”

Financial Results	4Q 2013	3Q 2013	4Q 2013 vs 3Q 2013	4Q 2012	4Q 2013 vs 4Q 2012
($ millions except per Unit amounts)

AllianceBernstein L.P.

GAAP basis:

Net Revenues	$766	$706	8%	$705	9%

Operating Income	$195	$109	79%	$78	150%

Operating Margin, excl. non-controlling interests	25.0%	15.2%		11.4%

Adjusted basis: (1)

Net Revenues (2)	$638	$580	10%	$578	10%

Operating Income (3)	$185	$131	41%	$119	55%

Operating Margin	29.0%	22.6%		20.6%

AllianceBernstein Holding L.P.

GAAP Diluted Net Income per Unit	$0.62	$0.32	94%	$0.26	138%

Adjusted Diluted Net Income per Unit (1)	$0.60	$0.40	50%	$0.40	50%

Distribution per Unit	$0.60	$0.40	50%	$0.40	50%

(1)	See pages 10-12 for reconciliations of GAAP Financial Results to Adjusted Financial Results.

(2)
Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests. In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues. They also exclude certain revenues that are reimbursements of pass-through expenses (primarily through our transfer agency).

(3)
Adjusted operating income represents operating income on a GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments), (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

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Kraus continued: “Across our business, we’re demonstrating clear momentum as we keep striving to deliver for clients with improved investment performance, a broader global business mix, innovative and relevant offerings and strong financials that fund our growth initiatives and improve our competitive positioning. In fixed income, even after a year of extreme volatility and rising yields in the global debt markets, we’ve maintained solid long-term track records: at year end, our percentage of fixed income assets in outperforming strategies totaled 85% for the three- and five-year periods. Meanwhile, our reinvigorated equities business continues its impressive turnaround: nearly two-thirds of our equity assets were in strategies that beat their benchmarks for the one-year period at year end. Outperforming value services include Global Strategic Value, US Strategic Value and European Value, with excess returns of 1,300, 860 and 600 basis points, respectively. In growth, Emerging Markets Growth outperformed by 680 basis points for the year and US Thematic Research, by 410 basis points. We brought greater balance to our business this year as well. In Retail, when our Asia sales came off last year’s record high, strong double-digit growth in the US, Europe, Middle East and Africa (“EMEA”) and Latin America markets – where combined gross sales increased more than $4 billion in 2013 – acted as a powerful offset. So did sales of newer offerings, which were up 49% in 2013. In Institutional, gross sales were up significantly in every asset class in 2013, and our net flows improved by $20 billion. Flows improved significantly in Private Client in 2013 as well, as clients have embraced our newer and more flexible offerings. Gross sales increased for the first time in three years, redemptions were our lowest since 2010 and net outflows were down more than 50% from 2012. Our sell-side research business is another area where we are unique in our innovative, global and integrated approach. When others retreated from overseas markets, we invested to extend our global presence. With Europe and Asia sell side revenues up by strong double-digits this year, it’s clear that investment positions us well over the long term. Finally, we’re reaping the benefits of all we’ve done as a firm to manage our expenses and expand our margin. Through a number of cost-cutting initiatives, we’ve reduced our adjusted non-compensation expenses by more than $125 million in the last two years. We also added 500 basis points to our adjusted operating margin in 2013, in addition to the nearly 200 we added the year before, even as we have continued to invest in new talent, processes, offerings and business opportunities.”

Kraus concluded: “We’re not done by any means, but our progress is unmistakable and we’re a stronger and more balanced firm today. The credit goes to our incredible team of people all over the world, and the hard work and dedication they put in every day to serving our clients in a differentiated way. With the strength of our talent, culture, offerings and financials, I’m confident we’ll keep moving forward from here.”

The firm’s cash distribution per unit of $0.60 is payable on March 13, 2014, to holders of record of AllianceBernstein Holding Units at the close of business on February 24, 2014.

Market Performance

Global equity markets remained strong during the fourth quarter. The S&P 500 returned 10.5% for the fourth quarter and 32.4% for the full year and the MSCI World Index’s total return was 8.1% for the fourth quarter and 27.4% for the full year. Fixed income markets turned negative in the fourth quarter. The Barclays Capital US Aggregate Index returned (0.1)% during the quarter and (2.0)% for the full year and the Barclays Capital Global Aggregate Index’s total return was (0.4)% for the quarter and (2.6)% for the full year.

Assets Under Management ($ Billions)

Total assets under management as of December 31, 2013 were $450.4 billion, up $5.2 billion, or 1.2%, from September 30, 2013, and up $20.4 billion, or 4.7%, from December 31, 2012.

	Institutions	Retail	Private Client	Total
Assets Under Management 12/31/13	$226.0	$153.0	$71.4	$450.4
Net Flows for Three Months Ended 12/31/13	$(5.6)	$(3.9)	$(0.8)	$(10.3)

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Total net outflows were $10.3 billion compared to the prior quarter’s $4.8 billion in net outflows and the prior-year period’s net inflows of $5.0 billion. On October 1, 2013, AXA completed the sale of one of its subsidiaries, MONY Life Insurance Company (“MONY”), to an unaffiliated third party. As a result, AllianceBernstein lost $6.8 billion in MONY Institutional fixed income assets during October, outflows that represent nearly 70% of the firm’s total net outflows for the quarter. The loss of these assets will not have a material impact on firm revenues as these were low fee assets.

Net outflows from the Institutions channel were $5.6 billion, compared to net outflows of $3.5 billion in the third quarter. Excluding the $6.8 billion in fixed income related assets lost as a result of AXA’s sale of MONY, Institutions’ net flows would have been positive for the quarter. Institutions gross sales increased 22% sequentially, to $5.5 billion, from the prior quarter’s $4.5 billion. The pipeline of awarded but unfunded Institutional mandates increased sequentially from $4.7 billion to $5.6 billion at December 31, 2013, as fundings and revisions were more than offset by new additions during the quarter.

The Retail channel experienced fourth quarter 2013 net outflows of $3.9 billion, compared to the prior quarter’s $0.6 billion of net outflows. Retail gross sales of $7.8 billion decreased 37% sequentially from the third quarter’s $12.4 billion.

In the Private Client channel, net outflows in the fourth quarter were $0.8 billion, compared to the previous quarter’s $0.7 billion of net outflows. Private Client gross sales decreased 17% sequentially to $1.5 billion from the prior quarter’s $1.8 billion.

Fourth Quarter Financial Results

Revenues:

Net revenues of $766 million were up 9% compared to the fourth quarter of 2012. Higher performance-based and base fees, investment gains and Bernstein Research Services revenues were partially offset by lower distribution revenues from non-US retail products. Sequentially, net revenues increased 8%, driven by higher performance-based and base fees, Bernstein Research Services revenues and investment gains, partially offset by lower distribution revenues from non-US retail products. Bernstein Research Services revenues increased 9% from the fourth quarter of 2012 due to higher trading volumes and increased 6% from the third quarter of 2013, as a result of higher activity in Asia and Europe.

Adjusted net revenues of $638 million were up 10% compared to both the fourth quarter of 2012 and the third quarter of 2013. In each case, the increase was driven by higher performance-based and base fees, Bernstein Research Services revenues and investment gains.

Expenses:

Operating expenses were $571 million for the fourth quarter, down 9% year-over-year, primarily driven by lower general and administrative (“G&A”) expense and lower promotion and servicing, partially offset by higher employee compensation and benefits expense. Within G&A, occupancy expense and professional fees were lower compared to the prior-year period. Promotion and servicing expense was down from the prior-year period due to lower distribution plan payments in non-US retail markets, amortization of deferred sales commission and trade execution fees, partly offset by higher travel and entertainment. Employee compensation and benefits expense in the fourth quarter of 2013 increased compared to the prior-year period as a result of higher incentive and base compensation, partially offset by lower commissions. In addition, in the fourth quarter of 2013, the Company recorded a $10.8 million credit to operating expenses reflecting an adjustment to the estimate of the contingent payment arrangements related to the acquisition of Sun America’s alternative investment group.

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On a sequential basis, operating expenses were down 4% as lower G&A and the credit related to contingent payment arrangements were partially offset by higher promotion and servicing expense. Within G&A, lower occupancy expense was partly offset by higher portfolio services expense and professional fees. Promotion and servicing increased sequentially due to higher travel and entertainment and marketing costs, partly offset by lower trade execution expense, amortization of deferred sales commission and distribution plan payments in non-US retail markets. Employee compensation and benefits expense was essentially flat as lower commissions and incentive compensation were offset by higher base compensation.

Adjusted operating expenses were $453 million for the fourth quarter, down 1% compared to the prior-year period, with lower G&A partially offset by higher total compensation and benefits expense. Within G&A, the decline was driven primarily by lower professional fees and office and related expenses. The year-over-year increase in total compensation and benefits expense was a result of higher base and incentive compensation, partially offset by lower commissions.

Sequentially, adjusted operating expenses were up 1%, primarily driven by higher promotion and servicing and G&A expenses, partially offset by lower total compensation and benefits expense. The sequential increase in promotion and servicing expense was due primarily to higher travel and entertainment and marketing expenses. Within G&A, the increase was driven by higher portfolio services fees.

The sequential decrease in total compensation and benefits expense was due to lower commissions and incentive compensation, partially offset by higher base compensation. The full year 2013 ratio of adjusted compensation and benefits to adjusted net revenues was 48.7% versus 49.8% for 2012.

Operating income and margin:

The Company reported operating income of $195 million for the fourth quarter of 2013, compared to $78 million for the fourth quarter of 2012 and $109 million in the third quarter of 2013.

Adjusted operating income of $185 million increased 55% from the fourth quarter of 2012, and the adjusted operating margin increased to 29.0% from 20.6%, as a result of higher revenues and lower expenses. On a sequential basis, adjusted operating income increased 41% from $131 million, and the adjusted operating margin increased from 22.6%.

Net income per Unit:

Diluted net income per Unit for the fourth quarter of 2013 was $0.62 compared to $0.26 for the fourth quarter of 2012 and $0.32 for the third quarter of 2013.

Adjusted diluted net income per Unit was $0.60 compared to $0.40 in the fourth quarter of 2012 and $0.40 in the third quarter of 2013.

Acquisitions

On December 12, 2013, AllianceBernstein completed its acquisition of W.P. Stewart & Co., Ltd. (“WPS”), a concentrated growth equity investment manager that managed, as of December 12, 2013, approximately $2.1 billion in U.S., Global and EAFE concentrated growth equity strategies for its clients, primarily in the U.S. and Europe. On the date of the WPS Acquisition, AllianceBernstein made a cash payment of $12 per share for the approximate 4.9 million WPS shares outstanding and issued to WPS shareholders transferable contingent value rights (“CVRs”) entitling the holders to an additional $4 per share if the Assets Under Management (as such term is defined in the Contingent Value Rights Agreement dated as of December 12, 2013, a copy of which was filed as Exhibit 4.01 to AllianceBernstein’s 2013 Form 10-K) in the acquired WPS investment services exceed $5 billion on or before December 12, 2016. As of December 31, 2013, the Assets Under Management were approximately $2.2 billion.

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On January 20, 2014, AllianceBernstein signed a share purchase agreement with Formuepleje A/S, Fondsmaeglerselskab and certain individual shareholders to acquire CPH Capital Fondsmaeglerselskab A/S, a Danish asset management firm that currently manages approximately $3 billion in global core equity assets for institutional investors. This acquisition requires approval from the Danish Financial Services Authority, which approval is expected to take approximately 60 business days after submission of the executed agreement and filing of a related application. This acquisition is not expected to have a significant impact on 2014 revenues and earnings.

Unit Repurchases

AllianceBernstein engages in open-market purchases of Holding Units to help fund anticipated obligations under its incentive compensation award program and for other corporate purposes under a plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. The amount of Holding Units AllianceBernstein buys each quarter is subject to SEC regulations, the terms of the 10b5-1 plan and the trading volume of Holding Units on the New York Stock Exchange. In addition, AllianceBernstein purchases Holding Units from employees to allow them to fulfill statutory tax requirements at the time of distribution of long-term incentive compensation awards. During the fourth quarter and full year 2013, AllianceBernstein purchased 3.1 million Holding units and 5.2 million Holding Units for $68.0 million and $111.3 million, respectively. For the full year, the amount reflects open-market purchases of 1.9 million Holding units for $38.5 million, with the remainder relating to purchases of Holding Units from employees to allow them to fulfill statutory tax withholding requirements at the time of distribution of long-term incentive compensation awards, offset by Holding Units purchased by employees as part of a distribution reinvestment election. No open market purchases of Holding Units were executed under the 10b5-1 plan in existence during the fourth quarter of 2013.

Fourth Quarter 2013 Earnings Conference Call Information

Management will review fourth quarter 2013 financial and operating results during a conference call beginning at 8:00 a.m. (ET) on Wednesday, February 12, 2014. The conference call will be hosted by Peter S. Kraus, Chairman and Chief Executive Officer, and John C. Weisenseel, Chief Financial Officer.

Parties may access the conference call by either webcast or telephone:

1. To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least 15 minutes prior to the call to download and install any necessary audio software.

2. To listen by telephone, please dial (866) 556-2265 in the U.S. or (973) 935-8521 outside the U.S. 10 minutes before the scheduled start time. The conference ID# is 31047295.

The presentation that will be reviewed during the conference call will be available on AllianceBernstein’s Investor Relations website shortly after the release of fourth quarter 2013 financial and operating results on February 12, 2014.

AllianceBernstein will be providing live updates via Twitter during the conference call. To access the tweets, follow AllianceBernstein on Twitter: @AllianceBernstn. Also, in the future, AllianceBernstein may provide public disclosures to investors via Twitter and other appropriate internet-based social media.

A replay of the webcast will be made available beginning approximately one hour after the conclusion of the conference call and will be available on AllianceBernstein’s website for one week.  An audio replay of the conference call will also be available for one week. To access the audio replay, please call (855) 859-2056 in the U.S., or (404) 537-3406 outside the U.S., and provide the conference ID #: 31047295.

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Availability of 2013 Form 10-K

Unitholders may obtain a copy of our Form 10-K for the year ended December 31, 2013 in either electronic format or hard copy on www.alliancebernstein.com:

·
Download Electronic Copy: Unitholders with internet access can download an electronic version of the report by visiting www.alliancebernstein.com and clicking on “AllianceBernstein 2013 Form 10-K”.  The report is also accessible in the “Featured Documents” section of the “Investor & Media Relations” page at www.alliancebernstein.com/investorrelations.

·
Order Hard Copy Electronically or by Phone: Unitholders may also order a hard copy of the report, which is expected to be available for mailing in approximately eight weeks, free of charge.  Unitholders with internet access can follow the above instructions to order a hard copy electronically.  Unitholders without internet access, or who would prefer to order by phone, can call 800-227-4618.

Cautions Regarding Forward-Looking Statements

Certain statements provided by management in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance of sponsored investment products and separately-managed accounts, general economic conditions, industry trends, future acquisitions, competitive conditions, and current and proposed government regulations, including changes in tax regulations and rates and the manner in which the earnings of publicly-traded partnerships are taxed. AllianceBernstein cautions readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; AllianceBernstein undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” and “Cautions Regarding Forward-Looking Statements” in AllianceBernstein’s Form 10-K for the year ended December 31, 2013. Any or all of the forward-looking statements made in this news release, Form 10-K, other documents AllianceBernstein files with or furnishes to the SEC, and any other public statements issued by AllianceBernstein, may turn out to be wrong.  It is important to remember that other factors besides those listed in “Risk Factors” and “Cautions Regarding Forward-Looking Statements”, and those listed below, could also adversely affect AllianceBernstein’s financial condition, results of operations and business prospects.

The forward-looking statements referred to in the preceding paragraph include statements regarding:

•
The possibility that AllianceBernstein will engage in open market purchases of Holding Units to help fund anticipated obligations under our incentive compensation award program:  The number of Holding Units AllianceBernstein may decide to buy in future periods, if any, to help fund incentive compensation awards is dependent upon various factors, some of which are beyond our control, including the fluctuation in the price of a Holding Unit and the availability of cash to make these purchases.

•
The pipeline of new institutional mandates not yet funded: Before they are funded, institutional mandates do not represent legally binding commitments to fund and, accordingly, the possibility exists that not all mandates will be funded in the amounts and at the times currently anticipated.

Qualified Tax Notice

This announcement is intended to be a qualified notice under Treasury Regulation §1.1446-4(b).  Please note that 100% of AllianceBernstein Holding’s distributions to foreign investors is attributable to income that is effectively connected with a United States trade or business. Accordingly, AllianceBernstein Holding’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate, currently 39.6%.

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About AllianceBernstein

AllianceBernstein is a leading global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private clients in major world markets. At December 31, 2013, AllianceBernstein Holding L.P. owned approximately 35.8% of the issued and outstanding AllianceBernstein Units and AXA, one of the largest global financial services organizations, owned an approximate 63.7% economic interest in AllianceBernstein.

Additional information about AllianceBernstein may be found on our website, www.alliancebernstein.com.

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AllianceBernstein L.P. (The Operating Partnership)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME  | December 31, 2013

	Three Months Ended			Twelve Months Ended
$ thousands, unaudited	12/31/13	9/30/13	12/31/12	12/31/13	12/31/12
Revenues:
Base fees	$452,601	$448,999	$432,238	$1,795,529	$1,697,828
Performance fees	44,353	251	18,482	53,576	66,647
Bernstein research services	113,272	107,355	103,719	445,083	413,707
Distribution revenues	111,936	113,968	115,786	465,424	409,488
Dividend and interest income	6,563	4,419	6,828	19,962	21,286
Investment gains (losses)	11,577	6,460	1,886	33,339	29,202
Other revenues	26,031	25,272	26,518	105,058	101,801
Total revenues	766,333	706,724	705,457	2,917,971	2,739,959
Less: Interest expense	761	646	850	2,924	3,222
Net revenues	765,572	706,078	704,607	2,915,047	2,736,737
Expenses:
Employee compensation & benefits	301,762	302,526	292,411	1,212,011	1,168,645
Promotion & servicing	101,166	101,368	106,322	423,200	367,090
Distribution-related payments	9,516	10,363	11,167	41,279	40,262
Amortization of deferred sales commissions	52,728	48,140	53,167	208,192	202,191
Other
General & administrative	109,036	104,599	118,245	423,043	507,682
General & administrative	1,726	24,125	38,896	28,424	223,038
Real estate charge	(10,686)	171	171	(10,174)	682
Contingent payment arrangements	574	612	828	2,962	3,429
Interest on borrowings	4,969	5,556	5,206	21,859	21,353
Amortization of intangible assets	570,791	597,460	626,413	2,350,796	2,534,372
Total expenses
Operating income	194,781	108,618	78,194	564,251	202,365

Income taxes	8,841	7,257	8,795	36,829	13,764

Net income	185,940	101,361	69,399	527,422	188,601

Net income (loss) of consolidated entities attributable to non-controlling interests	3,442	1,413	(2,300)	9,746	(315)
Net Income Attributable to AllianceBernstein Unitholders	$182,498	$99,948	$71,699	$517,676	$188,916

Operating margin(1)	25.0%	15.2%	11.4%	19.0%	7.4%

(1)	Operating income excluding net income (loss) attributable to non-controlling interests as a percentage of net revenues.

AllianceBernstein Holding L.P. (The Publicly-Traded Partnership)
SUMMARY STATEMENTS OF INCOME

	Three Months Ended			Twelve Months Ended
$ thousands except per Unit amounts, unaudited	12/31/13	9/30/13	12/31/12	12/31/13	12/31/12
Equity in Net Income Attributable to AllianceBernstein Unitholders	$62,971	$34,504	$26,892	$185,912	$70,807
Income Taxes	5,499	4,981	702	20,410	19,722
Net Income	$57,472	$29,523	26,190	$165,502	$51,085

Additional Equity in Earnings of Operating Partnership (1)	381	183	2	1,166	-
Net Income - Diluted	$57,853	$29,706	$26,192	$166,668	$51,085
Diluted Net Income per Unit	$0.62	$0.32	$0.26	$1.71	$0.51
Distribution per Unit	$0.60	$0.40	$0.40	$1.79	$1.23

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.

AllianceBernstein L.P. and AllianceBernstein Holding L.P.
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING

		Weighted Average Units		Weighted Average Units
	Period End	Three Months Ended 12/31/13		Twelve Months Ended 12/31/13
	Units	Basic	Diluted	Basic	Diluted
AllianceBernstein L.P.	268,373,419	264,543,779	265,402,555	271,257,878	272,218,621
AllianceBernstein Holding L.P.	96,028,494	92,162,077	93,020,853	96,461,241	97,421,984

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AllianceBernstein L.P.
ASSETS UNDER MANAGEMENT | Dec. 31, 2013
($ billions)

Ending and Average	Three Months Ended
	12/31/13	12/31/12
Ending Assets Under Management	$450.4	$430.0
Average Assets Under Management	$447.0	$423.7

Three-Month Changes By Distribution Channel
	Institutions	Retail	Private Client	Total
Beginning of Period	$227.3	$149.8	$68.1	$445.2
Sales/New accounts	5.5	7.8	1.5	14.8
Redemptions/Terminations	(9.2)	(10.5)	(1.8)	(21.5)
Net Cash Flows	(1.9)	(1.2)	(0.5)	(3.6)
Net Flows	(5.6)	(3.9)	(0.8)	(10.3)
Acquisition	0.3	0.7	1.1	2.1
Investment Performance	4.0	6.4	3.0	13.4
End of Period	$226.0	$153.0	$71.4	$450.4

Three-Month Changes By Investment Service
	Equity Active	Equity Passive (1)	Fixed Income Taxable	Fixed Income Tax-Exempt	Fixed Income Passive (1)	Other (2)	Total
Beginning of Period	$100.7	$46.2	$219.4	$29.4	$9.3	$40.2	$445.2
Sales/New accounts	3.5	0.3	8.6	0.7	0.1	1.6	14.8
Redemptions/Terminations	(4.8)	(0.1)	(15.0)	(1.2)	(0.2)	(0.2)	(21.5)
Net Cash Flows	(1.3)	(1.2)	(1.8)	(0.3)	0.3	0.7	(3.6)
Net Flows	(2.6)	(1.0)	(8.2)	(0.8)	0.2	2.1	(10.3)
Acquisition	2.1	-	-	-	-	-	2.1
Investment Performance	7.6	4.1	(0.2)	0.1	(0.2)	2.0	13.4
End of Period	$107.8	$49.3	$211.0	$28.7	$9.3	$44.3	$450.4

(1) Includes index and enhanced index services.
(2) Includes asset allocation services and certain other alternative investments.

By Client Domicile
	Institutions	Retail	Private Client	Total
U.S. Clients	$129.2	$92.8	$69.9	$291.9
Non-U.S. Clients	96.8	60.2	1.5	158.5
Total	$226.0	$153.0	$71.4	$450.4

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Three Months Ended
$ thousands, unaudited	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12

Net Revenues, GAAP basis	$765,572	$706,078	$734,275	$709,122	$704,607	$708,158
Exclude:
Long-term incentive compensation-related investment (gains) losses	(4,711)	(5,284)	(818)	(6,029)	(2,385)	(6,374)
Long-term incentive compensation-related dividends and interest	(1,882)	(210)	(196)	(269)	(1,222)	(300)
90% of consolidated venture capital fund investment (gains) losses	(3,640)	(1,588)	(6,602)	1,220	2,027	3,634
Distribution-related payments	(101,166)	(101,368)	(111,386)	(109,280)	(106,322)	(94,779)
Amortization of deferred sales commissions	(9,516)	(10,363)	(10,325)	(11,074)	(11,167)	(10,658)
Pass-through fees & expenses	(6,993)	(7,509)	(7,022)	(6,868)	(7,737)	(25,617)
Adjusted Net Revenues	$637,664	$579,756	$597,926	$576,822	$577,801	$574,064

Operating Income (Loss), GAAP basis	$194,781	$108,618	$136,654	$124,198	$78,194	$(55,821)
Exclude:
Long-term incentive compensation-related items	(665)	(92)	322	29	(570)	(106)
Real estate charges	1,726	24,125	1,935	638	38,896	168,086
Acquisition-related expenses	3,373	-	-	-	-	-
Contingent payment arrangements	(10,840)	-	-	-	-	-
Sub-total of non-GAAP adjustments	(6,406)	24,033	2,257	667	38,326	167,980
Less: Net income (loss) of consolidated entities attributable to non-controlling interests	3,442	1,413	6,376	(1,485)	(2,300)	(4,003)
Adjusted Operating Income	$184,933	$131,238	$132,535	$126,350	$118,820	$116,162

Operating Margin, GAAP basis excl. non-controlling interests	25.0%	15.2%	17.7%	17.7%	11.4%	n/m

Adjusted Operating Margin	29.0%	22.6%	22.2%	21.9%	20.6%	20.2%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Three Months Ended
$ thousands except per Unit amounts, unaudited	12/31/13	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
Net Income (Loss) - Diluted, GAAP basis	$57,853	$29,706	$40,617	$38,474	$26,192	$(23,142)
Impact on net income of AllianceBernstein non-GAAP adjustments	(2,308)	7,919	840	214	13,573	59,589
Adjusted Net Income - Diluted	$55,545	$37,625	$41,457	$38,688	$39,765	$36,447

Diluted Net Income (Loss) per Holding Unit, GAAP basis	$0.62	$0.32	$0.40	$0.38	$0.26	$(0.23)
Impact of AllianceBernstein non-GAAP adjustments	(0.02)	0.08	0.01	-	0.14	0.59
Adjusted Diluted Net Income per Holding Unit	$0.60	$0.40	$0.41	$0.38	$0.40	$0.36

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AllianceBernstein L.P.
RECONCILIATION OF GAAP FINANCIAL RESULTS TO ADJUSTED FINANCIAL RESULTS
	Twelve Months Ended
	December 31,
$ thousands, unaudited	2013	2012
Net Revenues, GAAP basis	$2,915,047	$2,736,737
Exclude:
Long-term incentive compensation-related investment (gains)	(16,842)	(16,711)
Long-term incentive compensation-related dividends and interest	(2,557)	(2,245)
90% of consolidated venture capital fund investment (gains)	(10,610)	(1,118)
Distribution-related payments	(423,200)	(367,090)
Amortization of deferred sales commissions	(41,279)	(40,262)
Pass-through fees & expenses	(28,390)	(49,010)
Adjusted Net Revenues	$2,392,169	$2,260,301

Operating Income, GAAP basis	$564,251	$202,365
Exclude:
Long-term incentive compensation-related items	(405)	(1,508)
Real estate charges	28,424	223,038
Acquisition-related expenses	3,373	-
Contingent payment arrangements	(10,840)	-
Sub-total of non-GAAP adjustments	20,552	221,530
Less: Net income (loss) of consolidated entities attributable to non-controlling interests	9,746	(315)
Adjusted Operating Income	$575,057	$424,210
Operating Margin, GAAP basis excl. non-controlling interests	19.0%	7.4%
Adjusted Operating Margin	24.0%	18.8%

AllianceBernstein Holding L.P.
RECONCILIATION OF GAAP EPU TO ADJUSTED EPU
	Twelve Months Ended
	December 31,
$ thousands except per Unit amounts, unaudited	2013	2012

Net Income - Diluted, GAAP basis	$166,668	$51,085
Impact on net income of AllianceBernstein non-GAAP adjustments	6,841	78,693
Adjusted Net Income - Diluted	$173,509	$129,778

Diluted Net Income per Holding Unit, GAAP basis	$1.71	$0.51
Impact of AllianceBernstein non-GAAP adjustments	0.07	0.77
Adjusted Diluted Net Income per Holding Unit	$1.78	$1.28

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AllianceBernstein L.P.
Notes to Condensed Consolidated Statements of Income and Supplemental Information
(Unaudited)

Adjusted Net Revenues
Adjusted net revenues exclude investment gains and losses and dividends and interest on long-term incentive compensation-related investments, and 90% of the investment gains and losses of our consolidated venture capital fund attributable to non-controlling interests.  In addition, adjusted net revenues offset distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues.  We believe offsetting net revenues by distribution-related payments is useful for our investors and other users of our financial statements because such presentation appropriately reflects the nature of these costs as pass-through payments to third parties who perform functions on behalf of our sponsored mutual funds and/or shareholders of these funds. We offset amortization of deferred sales commissions against net revenues because such costs, over time, essentially offset our distribution revenues.  We also exclude additional pass-through expenses we incur (primarily through our transfer agency) that are reimbursed and recorded as fees in revenues.  During the third quarter of 2012, we offset sub-advisory payments to third parties against performance-based fees earned on the Public-Private Investment Partnership (PPIP) fund we managed. These fees have no impact on operating income, but they do have an impact on our operating margin.  As such, we exclude these fees from adjusted net revenues.

Adjusted Operating Income
Adjusted operating income represents operating income on a US GAAP basis excluding (1) the impact on net revenues and compensation expense of the mark-to-market gains and losses (as well as the dividends and interest) associated with employee long-term incentive compensation-related investments, (2) real estate charges, (3) acquisition-related expenses, (4) adjustments to contingent payment arrangements and (5) the net income or loss of consolidated entities attributable to non-controlling interests.

Prior to 2009, a large proportion of employee compensation was in the form of long-term incentive compensation awards that were notionally invested in AllianceBernstein investment services and generally vested over a period of four years. AllianceBernstein economically hedged the exposure to market movements by purchasing and holding these investments on its balance sheet. All such investments have vested as of year-end 2012 and the investments have been distributed to the participants, except for those investments with respect to which the participant elected a long-term deferral. The investments’ appreciation or depreciation is recorded within investment gains and losses on the income statement, as well as increasing or decreasing compensation expense. Because this plan is economically hedged, management believes it is useful to reflect the offset achieved from hedging the investments’ market exposure in the calculation of adjusted operating income and adjusted operating margin. The non-GAAP measures exclude gains and losses and dividends and interest on long-term incentive compensation-related investments included in revenues and compensation expense.

Real estate charges have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

Acquisition-related expenses, primarily severance and professional fees incurred as a result of the WPS acquisition, have been excluded because they are not considered part of our core operating results when comparing financial results from period to period and to industry peers.

The recording of a change in estimate of the contingent consideration payable relating to contingent payment arrangements included in the acquisition of Sun America’s alternative investment group is not considered part of our core operating results and, accordingly, has been excluded.

Most of the net income or loss of consolidated entities attributable to non-controlling interests relates to the 90% limited partner interests held by third parties in our consolidated venture capital fund.  We own a 10% limited partner interest in the fund.  Because we are the general partner of the venture capital fund and are deemed to have a controlling interest, US GAAP requires us to consolidate the financial results of the fund.  However, recognizing 100% of the gains or losses in operating income while only retaining 10% is not reflective of our underlying financial results at the operating income level.  As a result, we are excluding the 90% limited partner interests we do not own from our adjusted operating income.  Similarly, net income of joint ventures attributable to non-controlling interests, although not significant, is excluded because it does not reflect the economic interest attributable to AllianceBernstein.

Adjusted Operating Margin
Adjusted operating margin allows us to monitor our financial performance and efficiency from period to period and to compare our performance to industry peers without the volatility noted above in our discussion of adjusted operating income.  Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenues.

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